EXHIBIT 99.1

Quepasa Corp. Enters Agreement to Sell $12.9 Million of Equity

Proceeds to be Invested in Development of Latino Oriented Social Gaming IP

WEST PALM BEACH, FL – December 15, 2010 – Quepasa Corporation (OTC BB: QPSA), creator and operator of the popular online social network for the Latino community, Quepasa.com, has entered into an agreement to sell 1,716,664 shares of its common stock at $7.50 per share for gross proceeds of approximately $12.9 million.

The net proceeds received by Quepasa are expected to be approximately $12.3 million, after deducting commissions, legal fees, and certain deal-related expenses payable by the company. The offering is expected to close on Monday, December 20, 2010.

Quepasa will use the proceeds from the funding primarily to expand its gaming platform, including through acquisitions, as well as to facilitate the continued development of Quepasa-owned gaming IP and other general corporate purposes.

The company worked with Merriman Capital, Inc., a wholly owned subsidiary of Merriman Holdings, Inc. (Nasdaq: MERR), and other Latin America-focused investors in completing the sale.

“This funding allows us to accelerate investment and growth within social gaming,” said John C. Abbott, CEO of Quepasa. “We look forward to launching and monetizing culturally relevant social games within a Quepasa premium gaming channel and publishing these games on alternative audience networks.”

The securities offered and sold by Quepasa in this private offering have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Quepasa Corporation

Quepasa Corporation (OTCBB: QPSA), owns Quepasa.com, one of the world's largest and fastest growing trilingual Latino social networks. Quepasa.com is an authentic Latino community that provides fun, interactive, and easy to use social tools, and rich multimedia content in English, Spanish and Portuguese to embrace Latinos everywhere, and empower them to connect online, compete in contests and games and share their interests, ideas, and activities. Quepasa Corp. is headquartered in West Palm Beach, Florida with offices in Miami, Los Angeles, Scottsdale, and Hermosillo, Mexico. For more information about Quepasa, go to www.quepasacorp.com, or join for free at www.Quepasa.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements, including expected use of proceeds, expected date of closing, growth within social gaming, and launching and monetizing culturally relevant social games.  Forward-looking statements can also be identified by words such as “targets,” “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance and results may differ materially from those contemplated by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include closing the offering, contractual difficulties in acquisitions and expanding our social game platform.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact:
Mike Matte, Chief Financial Officer
Quepasa Corporation
Tel (561) 650-8075

Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel (949) 574-3860